Exhibit d(iii) under Form N-1A
                                         Exhibit 10 under Item 601/Reg. S-K
                                SCHEDULE A
                   TO THE INVESTMENT ADVISORY AGREEMENT

                         DATED AS OF MAY 12, 2001

               AS AMENDED AND RESTATED AS OF AUGUST 1, 2002
                      AS AMENDED AS OF APRIL 30, 2004

                                  BETWEEN

                         THE HUNTINGTON FUNDS AND
                      HUNTINGTON ASSET ADVISORS, INC.

Fund Name                         Compensation               Date

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Huntington Dividend Capture Fund  Annual rate of              March 1, 2001
                                  seventy-five one
                                  hundredths of one percent
                                  (0.75%) of the Huntington
                                  Dividend Capture Fund's
                                  average daily net assets.
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Huntington International Equity   Annual rate of one percent  March 1, 2001
Fund                              (1.00%) of the Huntington
                                  International Equity
                                  Fund's average daily net
                                  assets.
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Huntington Mid Corp America Fund  Annual rate of              March 1, 2001
                                  seventy-five one
                                  hundredths of one percent
                                  (0.75%) of the Huntington
                                  Mid Corp America Fund's
                                  average daily net assets.
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Huntington New Economy Fund       Annual rate of eighty-five  March 1, 2001
                                  one hundredths of one
                                  percent (0.85%) of the
                                  Huntington New Economy
                                  Fund's average daily net
                                  assets.
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Huntington Rotating Markets Fund    Annual rate of fifty one   May 12, 2001
                                    hundredths of one percent
                                    (0.50%) of the Huntington
                                    Rotating Market Fund's
                                    average daily net assets.
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Huntington Situs Small Cap Fund     Annual rate of             August 1, 2002
                                    seventy-five hundredths
                                    of one percent (0.75%) of
                                    the Huntington Situs
                                    Small Cap Fund's average
                                    daily net assets.
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Huntington Macro 100 Fund           Annual rate of             April 30, 2004
                                    seventy-five hundredths
                                    of one percent (0.75%) of
                                    the Huntington Macro 100
                                    Fund's average daily net
                                    assets.
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THE HUNTINGTON FUNDS                HUNTINGTON ASSET ADVISORS, INC.

By:  /s/ George M. Polatas          By:  /s/ B. R. Bateman
Name:  George M. Polatas            Name:  B. R. Bateman
Title:  Vice President              By:  President